                          HOLLINGER INTERNATIONAL INC.
                                 PRESS RELEASE


FOR IMMEDIATE RELEASE


Contact:

Paul B. Healy, Vice President              Jack A. Boultbee, Vice President and
Corporate Development and                  Chief Financial Officer
    Investor Relations                     Hollinger International Inc.
Hollinger International Inc.               (800) 288-1141
(212) 586-5666                             (416) 363-8721


                        HOLLINGER INTERNATIONAL REPORTS
                      FOURTH QUARTER AND FULL YEAR RESULTS

              FULL YEAR EBITDA INCREASED 97.9% TO $220.7 MILLION;
             SOUTHAM CONTRIBUTED $98.1 MILLION TO FULL YEAR EBITDA;
      EXCLUDING A SPECIAL CHARGE AT THE TELEGRAPH, THE COMPANY'S FULL YEAR
                   1996 EBITDA WOULD HAVE BEEN $262.3 MILLION;

     CHICAGO, FEBRUARY 26, 1997 - HOLLINGER INTERNATIONAL INC. (NYSE: HLR) today announced fourth quarter 1996 earnings of $25.8 million, or 25 cents per share. This compares with a loss of $7.3 million, or 13 cents per share, in 1995. Net earnings for the year ended December 31, 1996 were $31.7 million, or 37 cents per share compared with $6.2 million, or 11 cents per share in 1995. Full year earnings before extraordinary items in 1996 were $33.8 million, or 40 cents per share. This compares


                                    - MORE -

HOLLINGER INTERNATIONAL
ADD -1-


with $6.2 million, or 11 cents per share in the 1995 comparable period, which includes a $12.0 million gain on the sale of an investment and an $8.0 million charge for reorganization costs. Earnings for the fourth quarter and full year 1996 include a gain on sale of Fairfax of $53.5 million, a charge of $32.3 million for costs related to a unique direct subscription campaign at the Telegraph and a $9.2 million charge for severances at Southam.
     EBITDA for the fourth quarter increased 89.0% to $61.8 million from $32.7 million in 1995; $39.0 million of the fourth quarter EBITDA is attributable to the consolidation of Southam. For the year ended December 31, 1996 EBITDA increased 97.9% to $220.7 million from $111.5 million in 1995. EBITDA attributable to Southam for the year ended December 31, 1996 was $98.1 million. Without the special charge for in 1996 and reorganization expenses in 1995, EBITDA for the fourth quarter and full year 1996 would have been $103.4 million and $262.3 million, respectively, compared to $40.7 million and $119.5 million, respectively, in 1995.
     Operating income for the United States Newspaper Group for the fourth quarter improved to $21.2 million from $1.7 million in 1995. Operating income in 1995 without the fourth quarter charge for reorganization expenses would have been $9.7 million.


                                    - MORE -

HOLLINGER INTERNATIONAL
ADD -2-


Results in the 1996 fourth quarter improved due to a decrease in newsprint expenses, continued cost controls, and the contribution from acquisitions of community newspapers during the past twelve months.
     The results of the 1996 fourth quarter were negatively affected by a special direct prepaid subscription plan in the United Kingdom. For the first time, in that country, the Telegraph has offered prepaid subscriptions to newspaper readers. In the past, newspaper readers dealt directly with independent news agents for the purchase of newspapers. Starting in the late summer, the Telegraph began soliciting prepaid, seven-day-a-week subscriptions through direct mail promotions. By year end, the plan had added about 100,000 new daily and 200,000 new Sunday sales. In order to gain significant acceptance, the subscriptions are initially being sold at a loss but prices will be increased to ensure that this becomes a profit before the end of 1997. The net costs of the plan, including an amount for losses that will be incurred in 1997 on subscriptions that were outstanding at December 31, 1996, have been provided in the accounts. The result of this is that gains in advertising revenues of $5.1 million in the International Group in the fourth quarter have been partly offset by circulation revenue declines and there is a special charge included in Reorganization Expenses and Infrequent Items of $32.3 million in the fourth quarter of 1996. In the fourth quarter of 1995 there was a charge of $8 million for reorganization expenses.

                                    - MORE -

HOLLINGER INTERNATIONAL
ADD -3-

Absolute control of Southam was acquired in December of 1996. Prior to that it was accounted for as an equity investment. Commencing with the fourth quarter of 1996 we have consolidated the results of Southam retroactive to January 1, 1996. As partly described above, this has had the effect of increasing EBITDA, Operating Income, Interest Expense, and Income Taxes and reducing Equity in Earnings of Affiliates compared to previously reported amounts for the first three quarters of 1996. The change has had no effect on reported Net Earnings.


CONSOLIDATED FOURTH QUARTER RESULTS

     Total revenues for the Company's 1996 fourth quarter increased $232.7 million to $502.9 million from $270.2 million, of which $218.4 million relates to revenues as a result of the consolidation of Southam. In addition to the revenues contributed by Southam, growth in advertising revenues both at the US Newspaper Group and International Newspaper Group and revenue contributed by community newspapers that were acquired during the year contributed to the increase in revenues from prior year.


                                    - MORE -

HOLLINGER INTERNATIONAL
ADD -4-


Revenues for 1996 were $1,862.7 million, compared to $964.3 million in 1995. Revenues for Southam for the full year were $803.4 million.
     Interest expense increased $29.9 million in the fourth quarter as compared with fourth quarter 1995 primarily as a result of increased borrowings that related to the purchase of the additional interest in Southam in May and December, the buyout of The Telegraph minority and other acquisitions of community newspapers. Interest expense includes $12.7 million and $20.2 million of deferred financing fees amortized in the fourth quarter and full year of 1996.
     The Company's share of equity in earnings of affiliates increased in the fourth quarter from a loss of $6.1 million in 1995 to a profit of $6.4 million in 1996. In December 1996, the Company announced the sale of its interest in Fairfax in three tranches. The first tranche was sold in December 1996 resulting in proceeds of $202.3 million and a gain recognized of $53.5 million. Proceeds of $150.3 million from the second tranche were received in January 1997. The remaining 37,844,044 million shares were also sold in January 1997 but receipt of cash proceeds from this sale will be delayed until the buyer, a merchant bank, realized on the shares or alternate arrangements can be made. We anticipate receiving the remaining proceeds (in excess of $80 million) over the next month or two. The gains on these 1997 sales will be included in 1997 earnings.


                                    - MORE _

HOLLINGER INTERNATIONAL
ADD -5-


The 1996 equity earnings include only Fairfax, up to the date of sale, and Chicago joint ventures since the results of Southam are now consolidated for the year ended December 31, 1996. The 1995 results include the Company's share of equity in earnings for Southam, Fairfax and joint venture. Equity earnings in the fourth quarter of 1995 without Southam would have been $24.7 million.


FOURTH QUARTER SEGMENT RESULTS

UNITED STATES NEWSPAPER GROUP

     Revenues for the United States Newspaper Group were $161.8 million in the fourth quarter of 1996, an increase of 5.1% over the same period in 1995. The Chicago Group's operating revenues of $88.4 million increased by 4.8% from $84.4 million in 1995. American Publishing Company (the Community Group) reported operating revenues of $73.4 million, an increase of 5.6% over the 1995 period. Acquisitions added $8.1 million to 1996 fourth quarter revenues.
     EBITDA for the fourth quarter increased $20.8 million to $34.2 million in 1996. Operating income for the United States Newspaper Group increased $19.5 million from $1.7 million in 1995 to $21.2 million. EBITDA and operating income in fourth quarter 1995 included a charge of $8.0 million for reorganization expenses. Without the charge, EBITDA and operating income in fourth quarter 1995 would have been $21.4 million and $9.7 million, respectively.


                                    - MORE -

HOLLINGER INTERNATIONAL
ADD -6-


INTERNATIONAL NEWSPAPER GROUP

     Operating revenues for the International Newspaper Group were $122.7 million in the fourth quarter of 1996, an increase of 5.5% over 1995. The increase in operating revenue in pounds sterling was 3.4%, but an increase in the value of the British pound compared to the US dollar raised the reported U.S. dollar increase. The 6.9% increase in advertising revenues was partially offset by the decline in circulation revenues described earlier.
     The International Newspaper Group's fourth quarter operating income decreased by $32.9 million. The fourth quarter charge for Telegraph promotional and direct subscription expenses represented $32.3 million of the decrease. Additional amortization of intangible assets primarily as a result of the acquisition of The Telegraph minority reduced operating income by $2.0 million. The effects of declining newsprint prices were offset by increased usage due to a significant increase in circulation at The Telegraph.


                                    - MORE -

HOLLINGER INTERNATIONAL
ADD -7-


OTHER

     Hollinger International Inc., through subsidiaries and affiliated companies, is a leading publisher of English-language newspapers in the United States, the United Kingdom, Canada, and Israel. Included among the 142 paid daily newspapers that the Company owns are the CHICAGO SUN-TIMES and THE DAILY TELEGRAPH. These 142 newspapers have a world-wide daily combined circulation of 3,953,000. In addition, the Company owns or has an interest in 362 non-daily newspapers, as well as magazines and other publications.

     FOR MORE INFORMATION ON HOLLINGER INTERNATIONAL INC., FREE OF CHARGE,
          SIMPLY DIAL 1-800-PRO-INFO AND ENTER THE COMPANY CODE "HLR."

                           FINANCIAL TABLES FOLLOW...

                 HOLLINGER INTERNATIONAL INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                    DECEMBER 31, 1996 AND DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)
                                  (Unaudited)

                                                                                        December 31             December 31
                                                                                      ---------------------------------------
                                                                                            1996                    1995
                                                                                            ----                    ----
                              ASSETS
                              ------
Current assets:
    Cash and cash equivalents                                                            $  148,550              $   23,810
    Accounts receivable, net of allowance for doubtful accounts of $15,213
    and $12,588 respectively                                                                290,170                 134,511
    Due from affiliates                                                                          --                      --
    Inventories                                                                              26,147                  25,684
    Prepaid expenses and other current assets                                                22,693                  13,562
                                                                                      ---------------------------------------
Total current assets                                                                        487,560                 197,567
Marketable securities, at market value                                                           50                      --
Investments in affiliates, at equity                                                        198,461                 463,527
Other investments, at cost                                                                  487,547                 178,337
Property, plant, and equipment, net of accumulated depreciation                             505,902                 193,407
Intangible assets, net of accumulated amortization of $196,169 and
$155,195, respectively.                                                                   1,497,019                 529,694
Deferred financing costs and other assets                                                    12,549                   7,573
                                                                                      ---------------------------------------
                                                                                         $3,189,088              $1,570,105
                                                                                      =======================================

              LIABILITIES AND STOCKHOLDERS' EQUITY
              ------------------------------------

Current liabilities:
    Current installments of long-term debt                                               $   35,285              $   27,552
    Bank loans/short term debt                                                              503,364                 147,866
    Accounts payable                                                                        104,994                  38,646
    Accrued expenses                                                                        168,297                  50,874
    Income taxes payable                                                                     38,888                  12,390
    Deferred revenue                                                                         69,080                  22,902
    Due to Hollinger Inc.                                                                        63                  21,512
                                                                                      ---------------------------------------
Total current liabilities                                                                   919,971                 321,742
Long term debt, less current installments                                                   675,263                 446,234
Deferred income taxes                                                                        70,705                  72,290
Accrued pension                                                                               8,724                  10,519
Other liabilities                                                                            45,064                  20,326
                                                                                      ---------------------------------------
Total liabilities                                                                         1,719,727                 871,111
                                                                                      ---------------------------------------
Minority interest                                                                           109,943                  97,298
Redeemable preferred stock                                                                  605,579                 306,452
Stockholders' equity:
    Class A common stock, $0.01 par value. Authorized 250,000,000
    shares: issued and outstanding 69,565,754 shares                                            696                     420
    Class B common stock, $0.01 par value, Authorized 50,000,000 shares;
    issued and outstanding 14,990,000                                                           150                     150
    Preferred stock                                                                         195,104
    Additional paid-in capital                                                              408,147                 162,610
    Cumulative foreign currency translation adjustment                                       24,257                  (3,987)
    Retained earnings                                                                       125,485                 136,051
                                                                                      ---------------------------------------
Total stockholders' equity                                                                  753,839                 295,244
                                                                                      ---------------------------------------
                                                                                          3,189,088               1,570,105
                                                                                      =======================================

                 HOLLINGER INTERNATIONAL INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
          FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1995
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (Unaudited)


                                                                THREE MONTHS ENDED                        YEAR ENDED
                                                        -----------------------------------   ----------------------------------
                                                          Dec 31, 1996       Dec 31, 1995       Dec 31, 1996      Dec 31, 1995
                                                          ------------       ------------       ------------      ------------
OPERATING REVENUES:
  Advertising                                               $341,268           $177,504           $1,233,036          $635,560
  Circulation                                                121,566             75,426              474,079           262,670
  Job printing                                                11,251             13,190               50,623            49,198
  Other                                                       28,787              4,070              104,976            16,823
                                                            --------           --------            ---------          --------
  Total operating revenues                                   502,872            270,190            1,862,714           964,251
                                                            --------           --------            ---------          --------

OPERATING COSTS AND EXPENSES:
  Newsprint                                                   70,182             53,427              316,192           189,396
  Compensation costs                                         167,171             69,606              648,402           271,535
  Other operating costs                                      162,108            106,433              635,867           383,807
  Reorganization expenses and infrequent items                41,567              8,000               41,567             8,000
  Depreciation and amortization                               27,962             14,272               92,853            52,388
                                                            --------           --------            ---------          --------
Total operating costs and expenses                           468,990            251,738            1,734,881           905,126
                                                            --------           --------            ---------          --------
  Operating income                                            33,882             18,452              127,833            59,125

Other income (expense):
  Interest expense                                           (41,424)           (11,506)             (98,875)          (43,189)
  Equity in earnings of affiliates                             6,394             (6,114)              12,037            14,410
  Interest and dividend income                                 2,889              1,298               12,460             4,590
  Other income, net                                           29,734              2,045               58,379            13,609
                                                            --------           --------            ---------          --------
Total other income                                            (2,407)           (14,277)             (15,999)          (10,580)
                                                            --------           --------            ---------          --------

Earnings before income taxes, minority interest and
  extraordinary item                                          31,475              4,175              111,834            48,545
Income taxes                                                  14,884              5,919               44,883            19,706
                                                            --------           --------            ---------          --------
Earnings before minority interest and extraordinary item      16,591             (1,744)              66,951            28,839
Minority interest                                             (9,255)             5,589               33,138            22,637
                                                            --------           --------            ---------          --------
Earnings before extraordinary item                            25,846             (7,333)              33,813             6,202
Extraordinary item                                                 -                  -               (2,150)                -
                                                            --------           --------            ---------          --------
Net Earnings                                                $ 25,846           $ (7,335)           $  31,663          $  6,202
                                                            ========           =========           =========          ========
Earnings per Common Share:
  Earnings before Extraordinary Item                        $   0.25           $  (0.13)           $    0.40          $   0.11
  Earnings loss on Debt Extinguishments                            -                  -                (0.03)                -
                                                            --------           --------            ---------          --------
Net Earnings per Common Share                               $   0.25           $  (0.13)           $    0.37          $   0.11
                                                            ========           =========           =========          ========
Weighted Average Shares Outstanding                          102,024              56,956              82,799            56,956
                                                            ========           =========           =========          ========


                 HOLLINGER INTERNATIONAL INC. AND SUBSIDIARIES

                          GROUP OPERATING INFORMAITON
          FOR THE THREE MONTHS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)
                                  (Unaudited)

                                                                                   UNITED
                                                                   AMERICAN        STATES    INTERNATIONAL
                                                      CHICAGO     PUBLISHING     NEWSPAPER     NEWSPAPER               CONSOLIDATED
THREE MONTHS ENDED DECEMBER 31, 1996                   GROUP       COMPANY         GROUP         GROUP       SOUTHAM       TOTAL
--------------------------------------------        ----------   ------------   -----------  -------------  ---------- ------------
Operating Revenues
  Advertising                                        $ 63,103      $ 49,318       $112,421      $ 78,932     $149,915    $  341,268
  Circulation                                          19,375        17,498         36,873        38,325       46,368       121,566
  Job Printing and Other                                5,953         6,560         12,513         5,428       22,097        40,038
                                                    ----------   ------------   -----------  -------------  ---------- ------------
Total Operating Revenues                               88,431        73,376        161,807       122,685      218,380       502,872

Operating Expenses
  Newsprint                                            15,791         7,340         23,131        21,306       25,745        70,182
  Compensation Costs                                   31,974        25,146         57,120        21,231       88,820       167,171
  Other                                                25,591        21,797         47,388        59,186       55,534       162,108
                                                    ----------   ------------   -----------  -------------  ---------- ------------
Income Before Interest, Taxes
  Depreciation and Amortization                        15,075        19,093         34,168        20,962       48,281       103,411

Depreciation and Amortization                           6,309         6,681         12,990         4,833       10,139        27,962
                                                    ----------   ------------   -----------  -------------  ---------- ------------
                                                     $  8,766     $  12,412         21,178        16,129       38,142        75,449
                                                    ==========   ============
Reorganization expenses and infrequent items                                            --        32,327        9,240        41,567
                                                                                -----------  -------------  ---------- ------------
Operating Income                                                                  $ 21,178      $(16,198)    $ 28,902    $   33,882
                                                                                ===========  =============  ========== ============

THREE MONTHS ENDED DECEMBER 31, 1995
--------------------------------------------

Operating Revenues
  Advertising                                        $ 58,667      $ 44,985       $103,652      $ 73,852     $     --    $  177,504
  Circulation                                          19,968        15,315         35,283        40,143           --        75,426
  Job Printing and Other                                5,758         9,203         14,961         2,299           --        17,260
                                                    ----------   ------------   -----------  -------------  ---------- ------------
Total Operating Revenues                               84,393        69,503        153,896       116,294           --       270,190

Operating Expenses
  Newsprint                                            18,652         9,711         28,363        25,064           --        53,427
  Compensation Costs                                   26,699        22,352         49,051        20,555           --        69,606
  Other                                                37,004        18,062         55,066        51,367           --       106,433
                                                    ----------   ------------   -----------  -------------  ---------- ------------
Income Before Interest, Taxes
  Depreciation and Amortization                         2,038        19,378         21,416        19,308           --        40,724

Depreciation and Amortization                           3,964         7,744         11,708         2,564           --        14,272
                                                    ----------   ------------   -----------  -------------  ---------- ------------
Operating Income                                     $ (1,926)    $  11,634          9,708        16,744           --        26,452
                                                    ==========   ============
Reorganization expenses and infrequent items                                         8,000            --           --         8,000
                                                                                -----------  -------------  ---------- ------------
Operating Income                                                                  $  1,708      $ 16,744     $     --    $   18,452
                                                                                ===========  =============  ========== ============

                 HOLLINGER INTERNATIONAL INC. AND SUBSIDIARIES

                          GROUP OPERATING INFORMATION
          FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)
                                  (Unaudited)

                                                                                   UNITED
                                                                   AMERICAN        STATES    INTERNATIONAL
                                                      CHICAGO     PUBLISHING     NEWSPAPER     NEWSPAPER               CONSOLIDATED
YEAR ENDED DECEMBER 31, 1996                           GROUP       COMPANY         GROUP         GROUP       SOUTHAM       TOTAL
--------------------------------------------        ----------   ------------   -----------  -------------  ---------- ------------
Operating Revenues
  Advertising                                        $228,676      $174,652       $403,328      $278,156     $551,552    $1,233,036
  Circulation                                          80,693        64,575        145,268       158,220      170,591       474,079
  Job Printing and Other                               24,263        34,513         58,776        15,526       81,297       155,599
                                                    ----------   ------------   -----------  -------------  ---------- ------------
Total Operating Revenues                              333,632       273,740        607,372       451,902      803,440     1,862,714

Operating Expenses
  Newsprint                                            76,027        33,018        109,045       101,259      105,888       316,192
  Compensation Costs                                  126,620        92,212        218,832        76,892      352,678       648,402
  Other                                                96,717        76,071        172,788       225,506      237,573       635,867
                                                    ----------   ------------   -----------  -------------  ---------- ------------
Income Before Interest, Taxes
  Depreciation and Amortization                        34,268         72,439       106,707        48,245      107,301       262,253

Depreciation and Amortization                          17,545         25,281        42,826        14,317       35,710        92,853
                                                    ----------   ------------   -----------  -------------  ---------- ------------
                                                     $ 16,723      $  47,158        63,881        33,928       71,591       169,400
                                                    ==========   ============
Reorganization expenses and infrequent items                                            --        32,327        9,240        41,567
                                                                                -----------  -------------  ---------- ------------
Operating Income                                                                  $ 63,881      $  1,601     $ 62,351    $  127,833
                                                                                ===========  =============  ========== ============

YEAR ENDED DECEMBER 31, 1995
--------------------------------------------
Operating Revenues
  Advertising                                        $228,685      $143,912       $372,597      $262,963           --    $  635,560
  Circulation                                          78,518        51,167        129,685       132,985           --       262,670
  Job Printing and Other                               23,419        33,512         56,931         9,090           --        66,021
                                                    ----------   ------------   -----------  -------------  ---------- ------------
Total Operating Revenues                              330,622       228,591        559,213       405,038           --       964,251

Operating Expenses
  Newsprint                                            72,232        29,516        101,748        87,648           --       189,396
  Compensation Costs                                  121,220        76,099        197,319        74,216           --       271,535
  Other                                               113,829        64,178        178,007       205,800           --       383,807
                                                    ----------   ------------   -----------  -------------  ---------- ------------
Income Before Interest, Taxes
  Depreciation and Amortization                        23,341        58,798         82,139        37,374           --       119,513
Depreciation and Amortization                          15,001        27,013         42,014        10,374                     52,388
                                                    ----------   ------------   -----------  -------------  ---------- ------------
                                                     $  8,340      $ 31,785         40,125        27,000           --        67,125
                                                    ==========   ============
Reorganization expenses and infrequent items                                         8,000            --           --         8,000
                                                                                -----------  -------------  ---------- ------------
Operating Income                                                                  $32,125       $ 27,000     $     --    $   59,125
                                                                                ===========  =============  ========== ============